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Exhibit 10.3

JANUS LONG TERM INCENTIVE AWARD ("LTI") ACCEPTANCE FORM

[Name]
[Address]
[City, State ZIP]

        With the full execution of this LTI Acceptance Form, the Company grants to [Name] ("you" or "Grantee/Participant"), effective as of February 1, 2008 (the "Grant Date"), a [Restricted Stock Award, Non-Qualified Stock Option Award and Mutual Fund Unit Award] (the "LTI Award[s]") as described below, subject to the attached Company [Plan(s)] and the attached [Appendix/Appendices].

Restricted Stock Award—see Terms of Restricted Stock Award attached as Appendix A
Number of Shares Granted:	[RSA shares]
Share Withholding Election to cover taxes (Please initial one of the following):
1. Minimum Tax Withholding Rate (Default)
2. Maximum Tax Withholding Rate
3. Opt Out of Share Withholding Program
(See Share Withholding Section 4 of Appendix A)
Non-Qualified Stock Option Award—see Terms of Non-Qualified Stock Option Award attached as Appendix [B]
Number of Option Shares Granted:	[Option shares]
Option or Exercise Price:	[Exercise Price]
Expiration Date (7 year term):	[Expiration Date]
(must exercise before the Expiration Date)
Mutual Fund Unit Award—see Terms of Mutual Fund Unit Award attached as Appendix [C]
Value on Grant Date:	[$MFA Value]

          a.     Except as otherwise provided herein, in the Plan[s] and/or any applicable written employment or severance agreement, the LTI Award[s] will become vested and no longer subject to restriction on the vesting dates and in the amounts indicated below, provided that you have not experienced a Termination of Affiliation [and subject to the satisfaction of applicable Section 162(m) performance criteria, if any, as established by the Janus Capital Group Inc. Compensation Committee (the "Committee")]. However, in the event that a vesting date occurs on a day when the New York Stock Exchange is closed, then such vesting date will occur on the next business day.

Date First Exercisable	Percentage Vesting
February 1, 2009	33%
February 1, 2010	33%
February 1, 2011	34%

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          b.     Notwithstanding the provisions of (a) above, if there is a Change of Control, you have a Termination of Affiliation due to death or Disability, or upon Retirement (as defined in the 2005 Long Term Incentive Plan or Mutual Fund Share Investment Plan, as applicable to each individual LTI Award), the LTI Award(s) shall vest in full. Except as provided above, in the event that you have a Termination of Affiliation, any portion of the LTI Award(s) that is unvested, and any of your rights hereunder, shall be terminated, cancelled and forfeited effective immediately upon such Termination of Affiliation.

          c.     In accordance with the Plan[s], the Committee may, in its sole discretion, accelerate the vesting of all or a portion of the LTI Award[s] or waive any or all of the terms and conditions applicable to this LTI Acceptance Form or the attached [Appendix/Appendices].

          d.     Capitalized terms used but not defined in this LTI Acceptance Form have the meaning specified in the Plan[s] and/or in the attached [Appendix/Appendices].

        By executing this LTI Acceptance Form, you indicate your acceptance of the LTI Award[s] set forth above and agree to be bound by the terms, conditions and provisions set forth in the LTI Acceptance Form, the attached [Appendix/Appendices] and the Company Plan[s], all of which are incorporated by reference herein and are an integral part of this LTI Acceptance Form. Please sign and return this LTI Acceptance Form to the Assistant Corporate Secretary's Office in the envelope provided within sixty (60) days after the Company's mailing of this LTI Acceptance Form to you. In the event you fail to return the executed original within sixty (60) days, the Company reserves the right to unilaterally (without your consent) terminate and forfeit the LTI Award[s], suspend or forfeit any vesting event arising from the LTI Award[s], and/or revoke this LTI Acceptance Form and the rights set forth in the attached [Appendix/Appendices]. This LTI Acceptance Form may be executed in counterparts, which together shall constitute one and the same original. This LTI Acceptance Form may be executed by the exchange of facsimile signature pages, provided that by doing so the Grantee/Participant agrees to provide an original signature as soon thereafter as possible.

ACCEPTED AND AGREED TO AS OF THE GRANT DATE:

GRANTEE/PARTICIPANT:

[Name]
JANUS CAPITAL GROUP INC.
By:	By: Curt R. Foust Title: Assistant Corporate Secretary

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JANUS CAPITAL GROUP INC.
DESIGNATION OF BENEFICIARY

        Subject to the terms of the Company's Plan[s], and in connection with my previously granted long-term incentive awards granted under the Plan[s], if any, and revoking any previous designation in connection with any previous award under the Plan[s] which may be inconsistent herewith, I hereby designate:

(Beneficiary/Trust Name and Relationship)

Address

as my beneficiary to receive upon my death the balance, if any, of my entire previously granted long-term incentive awards, if any, under the Plan[s] and the LTI Award[s]. This designation of beneficiary shall be binding upon my estate and upon my heirs and legatees, and the Company may rely hereon without further authorization from any representative of my estate or any other persons and without inquiring into the terms of my Last Will and Testament or any Codicil thereto. If the beneficiary designated hereinabove shall have predeceased me or if the trust is revoked, then I direct that, upon my death, my estate shall become the beneficiary of all my previously granted long-term incentive awards under the Plan[s] to the extent permitted by, and in accordance with the terms and conditions of the Plan[s] and the LTI Award[s]. I reserve the right to change, in writing, this designation of beneficiary at any time, and I understand that this designation shall not become effective until received by the Company's Corporate Secretary.

        I have executed this Designation of Beneficiary this            day of                                    , 2008.

[Name]

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APPENDIX A—TERMS OF RESTRICTED STOCK AWARD

1.     Grant of Restricted Stock Award.

        Subject to the provisions of this Appendix, the LTI Acceptance Form and the Company's 2005 Long Term Incentive Stock Plan, as may be amended from time to time (the "Plan"), the Company hereby grants to the Grantee the number of restricted shares of common stock of the Company, par value $.01 per share ("Common Stock") identified under the Restricted Stock Award section of the attached LTI Acceptance Form (the "Restricted Stock").

2.     No Right to Continued Employment.

        Nothing in this Appendix or the Plan shall confer upon Grantee any right to continue providing Services to, or be in the employ of, the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate Grantee's association or employment at any time. For purposes of the LTI Acceptance Form and this Appendix, "Services" shall mean that the Grantee is providing services to the Company or any Subsidiary in the capacity as an employee, a member of the board of directors of the parent company, a trustee of a Janus-affiliated investment company trust, or a consultant pursuant to a written consulting agreement.

3.     Unfair Interference.

        During Grantee's employment with the Company or any Subsidiary and during the twelve months after Termination of Affiliation, Grantee shall not: (i) knowingly and directly solicit, hire or attempt to hire, or assist another in soliciting, hiring or attempting to hire, on behalf of any Competitive Business, any person who is an employee or contractor of the Company or any Subsidiary; or (ii) knowingly and directly divert, attempt to divert, or solicit, or assist another in diverting, attempting to divert or soliciting, the customer business of any Protected Client on behalf of a Competitive Business. For purposes of this section, "Competitive Business" means any business that provides investment advisory or investment management services or related services; and "Protected Client" shall mean any person or entity to whom the Company or any Subsidiary provided investment advisory or investment management services at any point during the six months preceding Grantee's Termination of Affiliation.

4.     Share Withholding Program.

        In connection with Section 11 (pertaining to the withholding of taxes), the Company hereby offers Grantee the opportunity to participate in the Janus share withholding program (the "Program") as more fully described in Exhibit A attached hereto. The Program is voluntary. However, if Grantee opts out of the Program, Grantee will be required to pay the Company the minimum withholding amount on or before each vesting date. Grantee's election, if any, under #1 or #2 of the Restricted Stock Award section of the LTI Acceptance Form will indicate Grantee's acceptance of the terms set forth in Exhibit A and will revoke any previous Program election in connection with a restricted stock award which may be inconsistent herewith.

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5.     Issuance of Shares.

        Subject to Section 11 (pertaining to the withholding of taxes), as soon as practicable after each vesting event under Subsection (a) of the LTI Acceptance Form, or if Grantee had a Termination of Affiliation pursuant to Subsection (b) of the LTI Acceptance Form, as soon as practicable after such termination (in each case, provided there has been no prior forfeiture of the Restricted Stock pursuant to the terms of this Appendix or the Plan), the Company shall issue (or cause to be delivered) to the Grantee one or more stock certificates or otherwise transfer shares with respect to the Restricted Stock vesting (or shall take other appropriate steps to reflect the Grantee's unrestricted ownership of all or a portion of the vested Restricted Stock that is subject to this Appendix).

6.     Nontransferability of the Restricted Stock.

        Any unvested shares of the Restricted Stock shall not be transferable by the Grantee by means of sale, assignment, exchange, encumbrance, pledge or otherwise.

7.     Rights as a Stockholder.

        Except as otherwise specifically provided in this Appendix, the Grantee shall have all the rights of a stockholder with respect to the Restricted Stock including, without limitation, the right to vote the Restricted Stock and the right to receive dividend payments. Dividends and distributions other than regular cash dividends, if any, may result in an adjustment pursuant to Section 8.

8.     Adjustment in the Event of Change in Stock.

        In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Common Stock or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and type of shares, or, if deemed appropriate, make provision for a cash payment to the Grantee or the substitution of other property for shares of Restricted Stock; provided, that the number of shares of Restricted Stock shall always be a whole number.

9.     Payment of Transfer Taxes, Fees and Other Expenses.

        The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of shares received by Grantee in connection with the Restricted Stock, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.

10.   Other Restrictions.

        The Restricted Stock shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Grantee with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, the delivery or purchase of shares pursuant thereto, then in any such event, the grant and/or vesting of Restricted Stock shall not be effective unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.   Taxes and Withholding.

        No later than the date as of which an amount first becomes includible in the gross income of the Grantee for federal income tax purposes with respect to any Restricted Stock, the Grantee shall pay all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld by either: (i) participating in the Company's Program to have shares withheld by the Company or its agent as set forth in Section 4 above (provided that it will not result in adverse accounting consequences to the Company), or (ii) making other payment arrangements satisfactory to the Company. The obligations of the Company under this Appendix shall be conditioned on compliance by the Grantee with this Section 11. It is intended that the foregoing provisions of this Section 11 shall normally govern the payment of withholding taxes; however, if withholding is not accomplished under the preceding provisions of this Section 11, the Grantee agrees that the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee, including compensation or the delivery of the Restricted Stock that gives rise to the withholding requirement.

12.   Notices.

        Any notice to be given to the Company shall be addressed to the Company at its principal office, in care of its Assistant Corporate Secretary. Any notice to be given to Grantee shall be addressed to Grantee at the address listed in the Company's records. By a notice given pursuant to this section, either party may designate a different address for notices. Any notice shall have been deemed given (i) when actually delivered to the Company, or (ii) if to the Grantee, when actually delivered; when deposited in the U.S. Mail, postage prepaid and properly addressed to the Grantee; or when delivered by overnight courier.

13.   Binding Effect.

        Except as otherwise provided hereunder, this Appendix shall be binding upon and shall inure to the benefit of the heirs, executors or successors of the parties to this Appendix.

14.   Laws Applicable to Construction.

        The interpretation, performance and enforcement of this Appendix shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware. In addition to the terms and conditions set forth in this Appendix, the Restricted Stock is subject to the terms and conditions of the Plan, which is hereby incorporated by reference.

15.   Severability.

        The invalidity or enforceability of any provision of this Appendix shall not affect the validity or enforceability of any other provision of this Appendix.

16.   Conflicts and Interpretation.

        In the event of any conflict between this Appendix and the Plan, the Plan shall control. In the event of any ambiguity in this Appendix, or any matters as to which this Appendix is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

17.   Amendment; Section 409A of the Code.

        Except as otherwise provided for in this Appendix, this Appendix may not be modified, amended or waived except by an instrument in writing approved by both parties hereto which specifically states that it is amending this Appendix. However, this Appendix is subject to the power of the Board or the Committee to amend the Plan as provided therein, except that no such amendment shall adversely affect your rights under the LTI Acceptance Form or this Appendix without your consent. The waiver by either party of compliance with any provision of this Appendix shall not operate or be construed as a waiver of any other provision of this Appendix, or of any subsequent breach by such party of a provision of this Appendix. Notwithstanding anything to the contrary contained in the Plan or in this Appendix, to the extent that the Company determines that the Restricted Stock is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Company reserves the right to amend, restructure, terminate or replace the Restricted Stock in order to cause the Restricted Stock to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

18.   Headings.

        The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Appendix.

(Share Withholding Program—Restricted Stock Award)

Exhibit A

1.    Definitions.    All capitalized terms used herein to the extent not defined below shall have the meaning set forth in Appendix attached hereto.

          a.     The "Program" shall mean the Company's share withholding program set forth below.

          b.     "Common Stock" shall mean the common stock of the Company.

          c.     "Current Grant" shall mean the terms and restrictions of the LTI Acceptance Form and Appendix, as may be amended, received by the Grantee in connection with one or more grants of restricted Common Stock.

          d.     "Cumulative Grants" shall mean the Current Grant together with additional grants of restricted Common Stock pursuant to the terms of previous and subsequent awards.

2.    Share Withholding Election.    By initialing either #1 or #2 on the LTI Acceptance Form, the Grantee elects to satisfy his or her federal, state and local payroll and income tax withholding obligations arising in connection with the vesting of restricted shares of Common Stock received by the Grantee upon a future vesting event or grant under the Cumulative Grants, as provided in Section 3 below, by participating in the Program. The Grantee is electing to participate in this Program, in part, in order to take advantage of the safe harbor provisions provided by Rule 10b5-1 of the rules promulgated under the Securities Exchange Act of 1934, as amended.

3.    Share Withholding.    The Grantee's share withholding election, as designated under the Restricted Stock Award section of the LTI Acceptance Form, shall be binding on the Grantee. An election based on subsection 3(a) below will result in the sale of the approximate number of shares of Common Stock that will cover the minimum withholding obligations. An election based on subsection 3(b) below will result in the sale of the number of shares of Common Stock to cover up to the approximate maximum tax rate.

          a.    Minimum Tax Withholding Rate.    By electing this Section 3(a) item (corresponds to election #1 under the Restricted Stock Award section of the LTI Acceptance Form), or by not making an affirmative election, the Grantee hereby authorizes and requests that the Company withhold from the shares of Common Stock otherwise issuable to the Grantee in connection with any future vesting event or grant that number of shares of Common Stock having a value, based on the Fair Market Value on the applicable vesting or grant date, approximately equal to the minimum statutory payroll and income tax withholding rate (collectively, the "Withholding Rate") on the applicable vesting or grant date. The Company agrees to pay over to the appropriate taxing authorities an amount approximately equal to the Fair Market Value on the applicable vesting or grant date of the shares of Common Stock withheld pursuant to the immediately preceding sentence. For purposes of this Program, the Withholding Rate for non-employee directors or any other person who is a party to one or more Cumulative Grants but is not an employee of the Company or one of its Subsidiaries shall be 35%, subject to the then-current laws and regulations related to payroll and income tax.

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          b.     Maximum Tax Withholding Rate.    By electing this Section 3(b) (corresponds to election #2 under the Restricted Stock Award section of the LTI Acceptance Form), the Grantee authorizes and requests that the Company take the actions set forth in Section 3(a) above. In addition, the Grantee hereby authorizes and requests that Charles Schwab or other Company designated broker (i) sell from the shares of Common Stock issued to the Grantee in connection with any future vesting event or grant that number of shares of Common Stock generating cash proceeds, after payment of any applicable brokerage fees as agreed to by the Grantee ("Proceeds"), approximately equal to the difference between the maximum statutory payroll and income tax withholding rates and the minimum statutory payroll and income tax withholding rates on the applicable vesting or grant date (such difference, the "Additional Tax Amount"), (ii) remit the Additional Tax Amount to the Company and (iii) credit to the Grantee's account at Charles Schwab or other Company designated broker an amount equal to the excess of such Proceeds over the Additional Tax Amount. For purposes of this Program, the Additional Tax Amount for non-employee directors or any other person who is a party to one or more Grant Agreements but is not an employee of the Company or one of its Subsidiaries shall be 0%. All sales under the foregoing provisions shall be made by Charles Schwab or other Company designated broker on the applicable vesting or grant date or as soon thereafter as practicable. Subject to the foregoing provisions, the timing and manner of execution of any transaction shall be subject to principles of best execution as applied by Charles Schwab or other Company designated broker. The Grantee acknowledges and agrees that Charles Schwab or other Company designated broker, acting consistent with principles of best execution, may be unable to effect sales of the Common Stock due to the Common Stock not trading in sufficient volume at or above a specified limit price, market rules on volume and price priority and precedence, legal or regulatory restrictions, or other factors.

          c.     The Company agrees to promptly pay over to the appropriate taxing authorities the Additional Tax Amount upon receipt of such amount from Charles Schwab or other Company designated broker.

          d.     The Grantee acknowledges and agrees that he or she shall not exercise or attempt to exercise any influence over how, when or whether any sales of shares of Common Stock are made by Charles Schwab or other Company designated broker, except as set forth in the instructions included in this Program.

          e.     "Fair Market Value" means, unless otherwise determined by the Committee, as of any applicable measurement date, (i) the average of the high and low trading prices of the Common Stock on such date on the New York Stock Exchange (or, if no sale of Common Stock was reported for such date, on the preceding date on which a sale of Common Stock was so reported); (ii) if the Common Stock is not listed on the New York Stock Exchange on the applicable measurement date, the average of the high and low trading prices of the Common Stock on such other national exchange on which the Common Stock is principally traded or as reported by the NASDAQ National Market System, or similar organization, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated or similar organizations; or (iii) in the event that there shall be no public market for the Common Stock, the fair market value of the Common Stock as determined by the Committee.

          f.      Shares withheld or sold pursuant to this Program shall be deemed issued and delivered to the Grantee for all purposes of the Cumulative Grants and the Company shall not have any further obligation in respect of any such shares under the Cumulative Grants or otherwise.

          g.     The Grantee acknowledges and agrees that any federal, state, local or foreign tax obligations that exceed the value of the shares of Common Stock withheld pursuant to this Program and/or the Additional Tax Amount remitted by Charles Schwab or other Company designated broker to the Company (if applicable), including without limitation any payroll and income tax withholding obligations in excess of the minimum statutory withholding obligations, shall remain the responsibility of the Grantee and must be paid in full by the Grantee in accordance with the Cumulative Grants and applicable law.

4.    Compliance with Law.    The Grantee hereby irrevocably agrees that the sales of Common Stock pursuant to this Program shall be automatically suspended or cancelled by the Company upon the occurrence of any of the following events:

          a.     The death of the Grantee;

          b.     The proposed sale or sales of Common Stock provided for by this Program would violate Section 16 of the Securities Exchange Act of 1934 or the Rules promulgated thereunder, Rule 144 of the Securities Act of 1933, or any other federal or state law or regulation;

          c.     The Company's Board of Directors votes to suspend all trading of Common Stock;

          d.     The Company commences a public offering of any of its equity securities; or

          e.     The Company has merged, been acquired, or reorganized in any transaction which results in the Common Stock being exchanged or converted.

5.    Miscellaneous.

          a.     The interpretation, performance and enforcement of this Program shall be governed by the laws of the State of Delaware, without regard to any otherwise applicable conflict of laws principles thereof that would apply the laws of any other state.

          b.     This Program may not be modified, revoked, terminated, amended or waived except by an instrument in writing signed by all parties hereto. The waiver by either party of compliance with any provision of this Program shall not operate or be construed as a waiver of any other provision of this Program or of any subsequent breach by such party of this Program. Once per calendar year, the Company may provide the Grantee with the opportunity to modify, revoke, terminate, amend, waive or otherwise alter the election made pursuant to this Program for future vesting events and grants. The Grantee shall not be permitted to do so at any other time or under any other circumstance unless approved by Company legal counsel. If this Program is so modified, amended or any provision waived, no sales shall be made during the sixty calendar days immediately following such modification, amendment or waiver.

APPENDIX B—TERMS OF NON-QUALIFIED STOCK OPTION AWARD

1.     Grant of Non-Qualified Stock Option Award.

        Subject to the provisions of this Appendix, the LTI Acceptance Form and the Company's 2005 Long Term Incentive Stock Plan, as may be amended from time to time (the "Plan"), the Company hereby grants to the Grantee a non-qualified stock option (the "Option Award") to purchase that number of shares of the Company's Common Stock ("Shares") identified under the Non-Qualified Stock Option Award section of the LTI Acceptance Form.

2.     Term.

        The Option Award shall expire on the Expiration Date indicated in the Non-Qualified Stock Option Award section of the LTI Acceptance Form, unless terminated earlier as provided herein, in the LTI Acceptance Form or in the Plan. The Option Award must be exercised before the Expiration Date.

3.     Manner of Exercise.

          a.     This Option Award shall be exercised by delivering to the Company (or its authorized agent), during the period in which such Option Award is exercisable, (i) a written notice of your intent to purchase a specific number of Shares pursuant to this Option Award (a "Notice of Exercise"), and (ii) full payment of the Option/Exercise Price for such specific number of Shares. Payment may be made by any one or more of the following means:

              (i)  cash or personal check; or

             (ii)  if approved and permitted by the Committee, through the delivery of Shares having a Fair Market Value on the day of exercise equal to such Option/Exercise Price (the number of Shares may be initially estimated using the Fair Market Value on the last stock trading day preceding the exercise day, with a true-up of any differential effective as of the exercise date), which Shares either (i) have been owned by you for at least six months ("Mature Shares"), or (ii) were purchased by you on the open market. Certificates for Shares shall be properly endorsed with signatures guaranteed (unless such signature guarantee is waived by an officer of the Company), and shall represent Shares which are fully paid, non-assessable, and free and clear from all liens and encumbrances; or

            (iii)  if approved and permitted by the Committee, through the sale of the Shares acquired on exercise of this Option Award through a broker to whom you have submitted irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if required by the Company, the amount of federal, state, local or foreign withholding taxes payable by reason of such exercise. A copy of such delivery instructions must also be delivered to the Company by you with the Notice of Exercise.

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          b.     The exercise of the Option Award shall become effective at the time such a Notice of Exercise has been received by the Company, which must be before the Expiration Date. You will not have any rights as a stockholder of the Company with respect to the Shares deliverable upon exercise of this Option Award until a certificate for such Shares is delivered to you or the Shares are otherwise transferred to you.

          c.     If the Option Award is exercised as permitted herein by any person or persons other than yourself, such Notice of Exercise shall be accompanied by such documentation as the Company may reasonably require, including without limitation, evidence of the authority of such person or persons to exercise the Option Award and evidence satisfactory to the Company that any death taxes payable with respect to such Shares have been paid or provided for.

4.     Exercisability After Termination of Affiliation.

        This Option Award may be exercised only while you are providing Services to the Company or any Subsidiary, except that this Option Award may also be exercised after the date on which you cease providing Services ("Termination Date") in accordance with this section:

          a.     if you have a Termination of Affiliation on account of Retirement, you may exercise this Option Award at any time during the first five years after your Termination Date;

          b.     if you have a Termination of Affiliation on account of death, the executor or administrator of your estate, your heirs or legatees, or beneficiary designated in accordance with the Plan, as applicable, may exercise this Option Award at any time during the first 12 months after your Termination Date;

          c.     if you have a Termination of Affiliation on account of Disability, you may also exercise this Option Award at any time during the first 12 months after your Termination Date;

          d.     if you have a Termination of Affiliation on account of any other reason (other than a dismissal for Cause in which the Option Award will be immediately forfeited), you may exercise the portion of this Option Award that is vested immediately prior to the Termination Date at any time during the first three (3) months after your Termination Date. However, except as otherwise provided in this Section 4, this Option Award may be exercised after your Termination Date only to the extent it is exercisable on the Termination Date, and under no circumstances may this Option Award be exercised on or after the Expiration Date. For purposes of this Section 4, if you are employed by a corporation or limited liability company ("LLC") that is a Subsidiary of the Company, you will be deemed to have had a Termination of Affiliation as of the first day on which such corporation or LLC ceases to be a Subsidiary of the Company.

          For purposes of the LTI Acceptance Form and this Appendix, "Services" shall mean you are providing services to the Company or any Subsidiary in the capacity as an employee, a member of the board of directors of the parent company, a trustee of a Janus-

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  affiliated investment company trust, or a consultant pursuant to a written consulting agreement.

5.     No Right to Continued Employment.

        Nothing in this Appendix, the LTI Acceptance Form or the Plan shall confer upon you any right to continue providing Services to, or be in the employ of, the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate your association or employment at any time.

6.     Unfair Interference.

        During Grantee's employment with the Company or any Subsidiary and during the twelve months after Termination of Affiliation, Grantee shall not: (i) knowingly and directly solicit, hire or attempt to hire, or assist another in soliciting, hiring or attempting to hire, on behalf of any Competitive Business, any person who is an employee or contractor of the Company or any Subsidiary; or (ii) knowingly and directly divert, attempt to divert, or solicit, or assist another in diverting, attempting to divert or soliciting, the customer business of any Protected Client on behalf of a Competitive Business. For purposes of this section, "Competitive Business" means any business that provides investment advisory or investment management services or related services; and "Protected Client" shall mean any person or entity to whom the Company or any Subsidiary provided investment advisory or investment management services at any point during the six months preceding Grantee's Termination of Affiliation.

7.     No Waiver.

        The failure of the Company in any instance to exercise any of its rights granted under this Appendix or the Plan shall not constitute a waiver of any other rights that may arise under this Appendix.

8.     Limited Transferability of Option Award.

        Except as provided in the immediately following sentence, this Option Award is exercisable during your lifetime only by you or your guardian or legal representative, and this Option Award is not transferable except by will or the laws of descent and distribution. To the extent and in the manner permitted by the Committee, and subject to such terms, conditions, restrictions or limitations of this Appendix or the Plan or that may be prescribed by the Committee, you may transfer this Option Award to:

          a.     your spouse, sibling, parent, child (including an adopted child) or grandchild (any of which is an "Immediate Family Member");

          b.     a trust, the primary beneficiaries of which consist exclusively of you or your Immediate Family Members; or

          c.     a corporation, partnership or similar entity, the owners of which consist exclusively of you or your Immediate Family Members.

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9.     Fractional or De Minimis Shares.

        The Option Award shall not be exercisable with respect to a fractional share or with respect to fewer that ten (10) Shares, unless the remaining Shares are fewer than ten (10).

10.   Nonstatutory Option Award.

        This Option Award has been designated by the Committee as a Nonstatutory Option Award; it does not qualify as an incentive stock Option Award.

11.   Taxes.

          a.     The Company is not required to issue Shares upon the exercise of this Option Award unless you first pay to the Company such amount, if any, as may be required by the Company to satisfy any liability it may have to withhold federal, state, local or foreign income or other taxes relating to such exercise. You may elect to satisfy such tax withholding obligation by delivering to the Company a written irrevocable election to have the Company withhold a portion of the Shares purchased upon exercise of the Option Award having a Fair Market Value equal to the amount of taxes required to be withheld; provided, however, that the Committee may, at any time before you file such an election with the Company, revoke your right to make such an election.

          b.     In addition, you may deliver Mature Shares to the Company to satisfy your federal, state and local withholding tax liability above the minimum amount of taxes required to be withheld by the Company, up to your maximum tax liability arising from the exercise of the Option Award; the Committee retains the right, in its sole discretion, to disapprove any particular delivery of shares of Common Stock and the Committee may, at any time before the delivery of such shares, revoke your right to make such delivery.

12.   Attestation to Ownership of Mature Shares.

        Whenever under this Appendix you have the right to deliver Mature Shares to the Company for payment of the Option/Exercise Price pursuant to Section 3(a) or for taxes in excess of the minimum amount of taxes required to be withheld by the Company pursuant to Section 11(b), in lieu of physically delivering such shares to the Company, you may elect to deliver to the Company an affidavit and such other documents attesting to ownership of such Mature Shares in such form as is prescribed by the Company from time to time.

13.   Amendments.

        This Appendix may be amended only by a writing executed by the Company and you which specifically states that it is amending this Appendix except as otherwise provided for in this Appendix; provided that this Appendix is subject to the power of the Board or the Committee to amend the Plan as provided therein, except that no such amendment shall adversely affect your rights under the LTI Acceptance Form or this Appendix without your consent.

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14.   Notices.

        Any notice to be given to the Company shall be addressed to the Company at its principal office, in care of its Assistant Corporate Secretary. Any notice to be given to Grantee shall be addressed to Grantee at the address listed in the Company's records. By a notice given pursuant to this section, either party may designate a different address for notices. Any notice shall have been deemed given (i) when actually delivered to the Company, or (ii) if to the Grantee, when actually delivered; when deposited in the U.S. Mail, postage prepaid and properly addressed to the Grantee; or when delivered by overnight courier.

15.   Binding Effect.

        Except as otherwise provided hereunder, this Appendix shall be binding upon and shall inure to the benefit of the heirs, executors or successors of the parties to this Appendix.

16.   Laws Applicable to Construction.

        The interpretation, performance and enforcement of this Appendix shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware. In addition to the terms and conditions set forth in this Appendix, the Option Award is subject to the terms and conditions of the Plan, which is hereby incorporated by reference.

17.   Conflicts and Interpretation.

        In the event of any conflict between this Appendix and the Plan, the Plan shall control. In the event of any ambiguity in this Appendix, or any matters as to which this Appendix is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

18.   Severability.

        If any part of this Appendix is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any part of this Appendix not declared to be unlawful or invalid. Any part so declared unlawful or invalid shall, if possible, be construed in a manner which gives effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

19.   Headings.

        Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Appendix.

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20.   Miscellaneous.

          a.     Notwithstanding anything to the contrary contained in the Plan or in this Appendix, to the extent that the Company determines that the Option Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Company reserves the right to amend, restructure, terminate or replace the Option Award in order to cause the Option Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

          b.     Nothing contained in this Appendix or the LTI Acceptance Form obligates you to exercise all or any part of this Option Award.

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APPENDIX C—TERMS OF MUTUAL FUND UNIT AWARD

1.     Grant of Mutual Fund Unit Award.

        Subject to the provisions of this Appendix, the LTI Acceptance Form and the Company's Mutual Fund Share Investment Plan, as may be amended from time to time (the "Plan"), the Company hereby grants to Participant a phantom mutual fund award (the "Mutual Fund Award") as identified in the Mutual Fund Unit Award section of the attached LTI Acceptance Form.

2.     Retail Account Required.

        If you are a U.S. based employee, you must have an open account designated by Janus in order to receive any proceeds or benefits (including vesting) from this Mutual Fund Award. A failure to maintain such an account will subject this Mutual Fund Award to a suspension of vesting or cancellation and forfeiture.

3.     No Right to Continued Employment.

        Nothing in this Appendix or the Plan shall confer upon Participant any right to continue providing Services to, or be in the employ of, the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate Participant's association or employment at any time. For purposes of the LTI Acceptance Form and this Appendix, "Services" shall mean you are providing services to the Company or any Subsidiary in the capacity as an employee, a member of the board of directors of the parent company, a trustee of a Janus-affiliated investment company trust, or a consultant pursuant to a written consulting agreement.

4.     Unfair Interference.

        During Participant's employment with the Company or any Subsidiary and during the twelve months after Termination of Affiliation, Participant shall not: (i) knowingly and directly solicit, hire or attempt to hire, or assist another in soliciting, hiring or attempting to hire, on behalf of any Competitive Business, any person who is an employee or contractor of the Company or any Subsidiary; or (ii) knowingly and directly divert, attempt to divert, or solicit, or assist another in diverting, attempting to divert or soliciting, the customer business of any Protected Client on behalf of a Competitive Business. For purposes of this section, "Competitive Business" means any business that provides investment advisory or investment management services or related services; and "Protected Client" shall mean any person or entity to whom the Company or any Subsidiary provided investment advisory or investment management services at any point during the six months preceding Participant's Termination of Affiliation.

5.     Allocation Elections.

          a.     During the vesting period, Participant's award will be credited to Participant's Mutual Fund Share Investment Account ("Account"). The award will be deemed invested in the phantom investments selected by Participant pursuant to online elections through the Plan administrative system (www.millimanonline.com) or as otherwise provided by the Company. Participant may change the investment elections from time to time; provided, however, in no event shall Participant be able to make changes to the investment elections more than four (4) times per calendar year and any such change

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  should be effective within five (5) days after such election is made. If you are an investment research analyst, or become an investment research analyst during the vesting period of this Mutual Fund Award, you may be required to allocate your investment elections to certain phantom investments as designated in writing by the Director of Research, the Co-Chief Investment Officers or the Chief Executive Officer.

          b.     By accepting this Mutual Fund Award, Participant acknowledges and agrees that (i) Participant will open a Janus-designated account needed to receive any proceeds or benefits (including vesting) from this Mutual Fund Award, unless Participant already has such an account (does not apply to employees based outside of the United States); (ii) account balances are subject to any net appreciation or depreciation accruing from time to time based on Participant's deemed investment election of the Account balance in accordance with Participant's allocation election(s) in effect from time to time; (iii) Participant is solely responsible for any net appreciation or net depreciation in the balance of Participant's Account resulting from Participant's deemed investment elections; (iv) the Company does not guarantee or represent in any manner whatsoever that Participant will realize any appreciation in the balance of the Account as a result of allocating the Account balance for deemed investments in the Janus mutual funds; and (v) any allocation elections must comply with the Company's pre-clearance and applicable prospectus requirements. Participant further agrees and acknowledges that Participant is under no obligation to make a deemed investment election in any particular fund, and, if no such investment election is made, that the balance and any transfers in Participant's Account shall be deemed invested in the Janus Money Market Fund or similar mutual fund if the Janus Money Market Fund is not available.

6.     Distribution upon Vesting.

        Subject to the terms of the Plan (including but not limited to Section 5.3 of the Plan), as soon as practicable following the vesting of all or a portion of Participant's Mutual Fund Award (but in no case later than 2 1/2 months following the end of the taxable year in which an award becomes vested), the value of the vested portion of Participant's Account (subject to applicable tax withholding) will be deposited into a Janus-designated account to purchase the mutual funds in which Participant was invested on a phantom basis at the time such distribution is processed. In the event Participant's chosen mutual funds are not available for purchase by Participant at the time of distribution, the Company has the sole discretion to either purchase different but similar mutual funds or to deposit the net proceeds into the Janus Money Market Fund on behalf of Participant.

7.     Taxes and Withholding.

        No later than the date as of which an amount first becomes includible in Participant's gross income for federal income tax purposes with respect to any Mutual Fund Award, the Company shall withhold all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld.

8.     Amendment; Section 409A of the Code.

        Except as otherwise provided for in this Appendix, this Appendix may not be modified, amended or waived except by an instrument in writing approved by both parties hereto which specifically states that it is amending this Appendix. However, this Appendix is subject to the power of the

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Board or the Committee to amend the Plan as provided therein, except that no such amendment shall adversely affect your rights under the LTI Acceptance Form or this Appendix without your consent. The waiver by either party of compliance with any provision of this Appendix shall not operate or be construed as a waiver of any other provision of this Appendix, or of any subsequent breach by such party of a provision of this Appendix. Notwithstanding anything to the contrary contained in the Plan or in this Appendix, to the extent that the Company determines that the Mutual Fund Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Company reserves the right to amend, restructure, terminate or replace the Mutual Fund Award in order to cause the Mutual Fund Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

9.     Notices.

        Any notice to be given to the Company shall be addressed to the Company at its principal office, in care of its Assistant Corporate Secretary. Any notice to be given to Participant shall be addressed to Participant at the address listed in the Company's records. By a notice given pursuant to this section, either party may designate a different address for notices. Any notice shall have been deemed given (i) when actually delivered to the Company, or (ii) if to the Participant, when actually delivered; when deposited in the U.S. Mail, postage prepaid and properly addressed to the Participant; or when delivered by overnight courier.

10.   Binding Effect.

        Except as otherwise provided hereunder, this Appendix shall be binding upon and shall inure to the benefit of the heirs, executors or successors of the parties to this Appendix.

11.   Laws Applicable to Construction.

        The interpretation, performance and enforcement of this Appendix shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware. In addition to the terms and conditions set forth in this Appendix, the Mutual Fund Award is subject to the terms and conditions of the Plan, which is hereby incorporated by reference.

12.   Severability.

        The invalidity or enforceability of any provision of this Appendix shall not affect the validity or enforceability of any other provision of this Appendix.

13.   Conflicts and Interpretation.

        In the event of any conflict between this Appendix and the Plan, the Plan shall control. In the event of any ambiguity in this Appendix, or any matters as to which this Appendix is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

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QuickLinks

  Exhibit 10.3
JANUS LONG TERM INCENTIVE AWARD ("LTI") ACCEPTANCE FORM
JANUS CAPITAL GROUP INC. DESIGNATION OF BENEFICIARY
APPENDIX A—TERMS OF RESTRICTED STOCK AWARD
( Share Withholding Program—Restricted Stock Award)
Exhibit A
APPENDIX B—TERMS OF NON-QUALIFIED STOCK OPTION AWARD
APPENDIX C—TERMS OF MUTUAL FUND UNIT AWARD